UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

MapLight Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42914	83-2163243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Chesapeake Drive
Redwood City, California 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 984-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	MPLT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 23, 2026, MapLight Therapeutics, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2026 (the “Proxy Statement”). Of the 42,610,079 shares outstanding as of the record date, 36,883,750 shares, or approximately 86.56%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal No. 1: Election of three nominees to serve as directors until the 2029 annual meeting of stockholders and until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Votes Withheld
Martin Babler	31,424,194	3,575,737
Troy Cox	34,979,012	20,919
George Pavlov	34,220,342	779,589

Broker Non-Votes: 1,883,819

All nominees were elected.

Proposal No. 2: Ratification of the selection of RSM US LLP as independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of selection of RSM US LLP	36,859,217	22,332	2,201

Broker Non-Votes: 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MapLight Therapeutics, Inc.

Dated: June 24, 2026	By:	/s/ Christopher A. Kroeger
Christopher A. Kroeger, M.D.
Chief Executive Officer